QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.3

This is not a Letter of Transmittal. This Notice of Guaranteed Delivery is for use in accepting the Offer by Industrial Alliance Insurance and Financial Services Inc. to purchase all outstanding Common Shares of Clarington Corporation.

NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares of

CLARINGTON CORPORATION

Pursuant to the Offer dated November 18, 2005 made by

INDUSTRIAL ALLIANCE INSURANCE
AND FINANCIAL SERVICES INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON DECEMBER 28, 2005, UNLESS EXTENDED OR WITHDRAWN.

        This Notice of Guaranteed Delivery must be used to accept the offer to purchase dated November 18, 2005 (the "Offeror") made by Industrial Alliance Insurance and Financial Services Inc. (the "Offeror") of all common shares (the "Clarington Shares") of Clarington Corporation, if certificates for the Clarington Shares to be deposited are not immediately available or if the holder of Clarington Shares (the "Shareholder") is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time (as defined in the Offer). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at its office in Toronto or the U.S. Forwarding Agent at the addresses or facsimile numbers, as applicable, set out below.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase (the "Offer to Purchase") and accompanying Circular (together, the "Offer and Circular") dated November 18, 2005 have the meanings ascribed to them in the Offer and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        As set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery", if a Shareholder wishes to deposit Clarington Shares pursuant to the Offer and certificates representing such Clarington Shares are not immediately available or the Shareholder is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time, those Clarington Shares may nevertheless be deposited under the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution;

  (b)
  this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary at its Toronto office as setout below, at or prior to the Expiry Time; and

  (c)
  the certificate(s) representing all deposited Clarington Shares, together with a properly completed and duly executed Letter of Transmittal and Election Form (the "Letter of Transmittal") or a facsimile thereof, relating to such Clarington Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto at the address specified below before 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the "TSX") after the date on which the Expiry Time occurs.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (STAMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

        The undersigned understands and acknowledges that payment for Clarington Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary of (i) such Clarington Shares, and (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Clarington Shares on the purchase price of Clarington Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Clarington Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Clarington Shares delivered to the Depositary before the Expiry Time, even if the Clarington Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Clarington Shares is not made, until after the take up and payment for the Clarington Shares under the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency or the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
AND TO:	Computershare Investor Services Inc., as Depositary

By Mail:	By Registered Mail, by Hand or by Courier	By Facsimile Transmission:
P.O. Box 7021 31 Adelaide St E Toronto, Ontario M5C 3H2	100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1	Fax: (905) 771-4082

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES FOR CLARINGTON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR CLARINGTON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2

        The undersigned hereby deposits with the Offeror, upon the terms and conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the Clarington Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

Certificate Number(s) (if available)	Name(s) in which Registered (please print)	Number of Clarington Shares Represented by Certificate	Number of Clarington Shares Deposited

TOTAL

(Please print or type. If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

3

ELECTION FOR CASH AND/OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Clarington Shares represented by the certificate(s) listed above. Shareholders may elect to receive the Cash Alternative (Choice A), the Share Alternative (Choice B) or the combination of the Cash Alternative and Share Alternative (Choice C).

Shareholders may choose only ONE of the choices

/ / Choice A — The CASH ALTERNATIVE
Shareholders who check this box will receive Cdn.$14.25 in cash for each
Clarington Share deposited under this Choice A

/ / Choice B — The SHARE ALTERNATIVE
Shareholders who check this box will receive that fraction of one common share of the Offeror ("Industrial Alliance Share") as is equal to the Exchange Ratio (as defined in the Offer and Circular) for each Clarington Share deposited under this Choice B (subject to proration)

/ / Choice C — Combination of the CASH ALTERNATIVE and SHARE ALTERNATIVE
Shareholders who check this box will receive a combination of cash (Cdn.$14.25 for each Clarington Share) and that fraction of one Industrial Alliance Share as is equal to the Exchange Ratio (as defined in the Offer and Circular) with respect to the applicable number of Clarington Shares deposited under this Choice C (subject to proration). (Please indicate below the number of Clarington Shares being respectively deposited to the Cash Alternative and the Share Alternative under this Choice C)

                        Clarington Shares deposited under this Choice C pursuant to the Cash Alternative
and
                        Clarington Shares deposited under this Choice C pursuant to the Share Alternative

If a Shareholder fails to elect the Cash Alternative or does not properly elect either the Cash Alternative, on the one hand, or the Share Alternative, on the other hand, with respect to any Clarington Shares deposited by the Shareholder pursuant to the Offer, such Shareholder will be deemed to have elected the Cash Alternative and will be entitled to receive Cdn.$14.25 in cash as consideration for each of such Shareholder's Clarington Shares as described in Section 1 of the Offer, "The Offer".

Fractional Industrial Alliance Shares will not be issued in connection with the Offer. Where a Shareholder is to receive Industrial Alliance Shares as consideration under the Offer and the aggregate number of Industrial Alliance Shares to be issued to such Shareholder would result in a fraction of an Industrial Alliance Share being issuable, the number of Industrial Alliance Shares to be received by such Shareholder will be rounded down and the amount of cash to be received by such Shareholder will correspondingly increased such that the Maximum Take-Up Date Share Consideration is issued in respect of Clarington Shares taken up on such Take-Up Date.

As described in the Offer, the cash consideration available under the Offer is not limited by the number of Clarington Shares deposited to the Offer pursuant to the Cash Alternative and the maximum number of Industrial Alliance Shares issuable under the Offer is limited to that number of Industrial Alliance Shares that is equal to 25% of the aggregate value of the Clarington Shares being purchased pursuant to the Offer with the shares exchange ratio based upon the volume weighted average closing price of the Industrial Alliance Shares on the Toronto Stock Exchange (the "TSX") over the five (5) business days ending one (one) business day prior to the Initial Expiry Date (as defined in the Offer and Circular). The share consideration payable under the Offer will be prorated on each Take-Up Date as necessary to ensure that the total aggregate consideration payable under the Offer and in any Subsequent Acquisition Transaction or Compulsory Acquisition Transaction does not exceed this aggregate amount and will be based on the number of Clarington Shares acquired in proportion to the number of Clarington Shares outstanding on an adjusted fully-diluted basis, as set forth in Section 1 of the Offer, "The Offer".

An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in a Letter of Transmittal.

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)
The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Clarington Shares deposited hereby in proper form for transfer, together with a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Clarington Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

QuickLinks

ELECTION FOR CASH AND/OR SHARES